SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

MELROSE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36702	47-0967316
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

638 Main Street, Melrose, Massachusetts		02176
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 665-2500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).   Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On January 17, 2018, the Board of Directors of Melrose Bancorp, Inc. (the "Company") declared a special cash dividend on the Company's common stock of $0.34 per share. The dividend will be payable to stockholders of record as of January 29, 2018 and is expected to be paid on or about February 14, 2018.

A copy of the press release dated January 17, 2018 giving details associated with the dividend is attached as Exhibit 99.1 to this report.

Item 9.01.             Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.	Not applicable.
(b)	Pro Forma Financial Information.	Not applicable.
(c)	Shell Company Transactions.	Not applicable.
(d)	Exhibits:
	Exhibit No.	Description
	99.1	Press Release, dated January 17, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MELROSE BANCORP, INC.

DATE: January 17, 2018	By:	/s/ Jeffrey D. Jones
Jeffrey D. Jones
President and Chief Executive Officer